Exhibit 32.1
SSR Mining Inc.
Certification of Chief Executive Officer Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of SSR Mining Inc. (the “Company”) for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Rodney P. Antal, Executive Chairman of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.    The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
By: /s/ Rodney P. Antal
Rodney P. Antal
Executive Chairman
Dated: February 18, 2025